UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 18, 2007
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 12, 2007, the United States Bankruptcy Court for the Southern District of New York (the “Court”) granted Delphi Corporation’s (“Delphi” or the “Company”) motion seeking authority to enter into an Equity Purchase & Commitment Agreement (the “EPCA”) with affiliates of Cerberus Capital Management, L.P. (“Cerberus”), Appaloosa Management L.P. (“Appaloosa”), and Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger”, and together with Cerberus and Appaloosa, the “Investor Affiliates”), as well as Merrill Lynch, Pierce, Fenner & Smith, Incorporated (“Merrill Lynch”) and UBS Securities LLC (“UBS”, and together with the Investor Affiliates and Merrill Lynch, the “Plan Investors”). On January 18, 2007, Delphi, A-D Acquisition Holdings, LLC (an affiliate of Appaloosa), Harbinger Del-Auto Investment Company, Ltd. (an affiliate of Harbinger), Dolce Investments LLC (an affiliate of Cerberus), Merrill Lynch and UBS entered into the EPCA and a supplement to the EPCA (the “EPCA Supplement”), subject to satisfaction of certain conditions as more fully described below, pursuant to which the Plan Investors will invest up to $3.4 billion in preferred and common equity in the reorganized Company to support the Company’s transformation plan announced on March 31, 2006 and the framework plan of reorganization as outlined in the Plan Framework Support Agreement (the “PSA”), dated as of December 18, 2006, by and between the Company, Appaloosa, Cerberus, Harbinger, Merrill Lynch, UBS and General Motors Corporation (“GM”).
Under the terms of the EPCA, the Plan Investors will commit to purchase $1.2 billion of convertible preferred stock and approximately $200 million of common stock in the reorganized Company. The Plan Investors have also agreed to back-stop the rights offering described in the EPCA, the completion of which is a condition to the consummation of the transactions described in the EPCA and Delphi’s emergence from reorganization. Pursuant to the rights offering Delphi will distribute certain rights to its existing shareholders to acquire new common stock in the reorganized Company subject to the effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the “SEC”), approval of the Court and satisfaction of other terms and conditions set forth in the EPCA. The rights, which would be transferable by the original eligible holders, would permit holders to purchase their pro rata share of new common stock in the reorganized Company at a discount to the anticipated reorganization business enterprise value of the Company. Under the terms of the EPCA, the Plan Investors will commit to purchase the number of shares that are offered, but not exercised, through the rights offering to eligible holders. In the event no other shareholders exercise the rights, the Plan Investors would purchase all of the unsubscribed shares for an amount no greater than approximately $2.0 billion. Altogether, the Plan Investors could invest up to $3.4 billion in the reorganized company.
In addition, the Plan Investors’ commitments under the EPCA are subject to the completion of due diligence to the satisfaction of the Plan Investors in their sole discretion, satisfaction or waiver of numerous other conditions, including Delphi’s achievement of consensual agreements with its U.S. labor unions and GM that are acceptable to the Plan Investors in their sole discretion, and the non-exercise by either Delphi or the Plan Investors of certain termination rights, all of which are more fully described in the EPCA. The EPCA may also be terminated by the Company or the Plan Investors prior to the consummation of the transactions contemplated by the EPCA upon the occurrence of certain events as set forth in the EPCA.
In exchange for the Plan Investors’ commitment to purchase approximately $200 million of common stock and the unsubscribed shares in the rights offering, Delphi will pay a commitment fee of $55 million. In exchange for the Plan Investors’ commitment to purchase $1.2 billion of convertible preferred stock, Delphi will pay a commitment fee of $21 million. The commitment fees are payable in installments, with the first $10 million payable upon expiration or earlier waiver by the Plan Investors of their due diligence termination right set forth in the EPCA, an additional $28 million payable upon the Plan Investors having approved a settlement of certain claims asserted by or against GM in the Company’s reorganization cases, and the remaining $38 million payable upon the Court’s approval of the Company’s disclosure statement for a plan of reorganization as outlined in the PSA (the “Disclosure Statement Approval Date”). In addition, the Company is required to pay the Plan Investors $100 million plus certain transaction expenses of the Plan Investors if (a) the EPCA is terminated as a result of the Company’s agreeing to pursue an alternative investment transaction with a third party or (b) either the Company’s Board of Directors withdraws its recommendation of the transaction or the Company willfully breaches the EPCA, and within the next twenty four months thereafter, the Company then agrees to an alternative investment transaction. In no event, however, shall the Company’s aggregate liability under the EPCA, including any liability for willful breach, exceed $100 million on or prior to the Disclosure Statement Approval Date, or $250 million thereafter.
The EPCA and the PSA also include certain corporate governance provisions for the reorganized Delphi. Under the terms of the proposed plan, the reorganized Delphi would be governed by a 12 member Board of Directors, 10 of whom would be independent directors and two of whom would be an Executive Chairman and a Chief Executive Officer (“CEO”) and President. As part of the new corporate governance structure, the current Delphi board of directors along with the Plan Investors, mutually recognized that Rodney O’Neal, would continue as CEO and president of the reorganized Delphi.

In addition, a five member selection committee, consisting of Delphi Board of Director’s lead independent director, John Opie, a representative of each of Delphi’s two statutory committees, and a representative of each of Delphi’s two lead Plan Investors — Cerberus and Appaloosa — will select the company’s post-emergence Executive Chairman as well as four independent directors (one of whom may be from Delphi’s current board of directors). Cerberus and Appaloosa must both concur in the selection of the Executive Chairman, but do not vote on the four independent directors. In addition, Cerberus and Appaloosa will each appoint three of the remaining six members of the new board of directors. The new board of directors must satisfy all applicable SEC and exchange/NASDAQ independence requirements. Executive compensation for the reorganized company must be on market terms, must be reasonably acceptable to the Plan Investors, and the overall executive compensation plan design must be described in the company’s disclosure statement and incorporated into the plan of reorganization.
As previously disclosed in the Company’s Current Report on Form 8-K dated December 15, 2006 and filed with SEC on December 18, 2006 (the “December 18 Filing”), the PSA outlines a framework plan of reorganization, including an outline of the financial recovery of the Company’s stakeholders and the treatment of certain claims asserted by GM, the resolution of certain pension funding issues and the corporate governance of the Company upon emergence from reorganization. On January 18, 2007, the parties to the PSA entered into an Amendment and Supplement to the Plan Framework Support Agreement (the “PSA Amendment”). The PSA Amendment, among other things, (i) provides that the Company and the Plan Investors will not take the position that trade claims are not entitled to post petition interest at a rate to be determined by the Court and that all allowed accrued post-petition interest on trade and unsecured claims is to be excluded in calculating the established cap under the PSA for allowed trade and unsecured claims, (ii) provides that the right to terminate the PSA after April 1, 2007 for any reason or no reason is not exercisable by the Company or the Plan Investors after the Disclosure Statement Approval Date (as such term is defined in the PSA); and (iii) grants the official committee of unsecured creditors certain rights as set forth in the PSA Amendment. On January 12, 2007, the Court granted Delphi’s motion seeking approval of the PSA and the PSA Amendment.
The foregoing description of (i) the EPCA, (ii) the EPCA Supplement, (iii) the PSA and (iv) the PSA Amendment do not purport to be complete and are qualified in their entirety by reference to (i) the EPCA, (ii) the EPCA Supplement, (iii) the PSA and (iv) the PSA Amendment, which are respectively included as (i) Exhibit 99(a) to this Current Report on Form 8-K, (ii) Exhibit 99(b) to this Current Report on Form 8-K, (iii) Exhibit 99(a) to the December 18 Filing and (iv) Exhibit 99(c) to this Current Report on Form 8-K, each of which is incorporated herein by reference.
The Company’s Board of Directors has issued specific approvals and taken certain actions to (i) amend (as more fully described in Item 3.03 to this Current Report on Form 8-K) the Company’s existing Rights Agreement (as defined below) in order to exclude the Plan Investors from the definition of an “Acquiring Person” in the Rights Agreement, such that neither the entry into the EPCA or the PSA nor the consummation of any of the transactions by the Plan Investors contemplated by the EPCA or PSA will trigger purchase rights under the Rights Agreement and (ii) render inapplicable the restrictive provisions of Section 203 of the Delaware General Corporation Law and Article IX of the Company’s certificate of incorporation to the Plan Investors in connection with the transactions contemplated by the EPCA and the PSA and the shares of the Company to be purchased by the Plan Investors (or their assignees or transferees) pursuant to the EPCA.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
Pursuant to the Rights Agreement dated as of February 1, 1999 and amended on May 11, 2005, by and between Delphi and The Bank of New York, successor in interest to Equiserve Trust Company, successor in interest to BankBoston, N.A., as rights agent (the “Rights Agreement”), one Right (a “Right”) is issued and attached to each outstanding share of the common stock of the Company. The Rights constitute a separate class of securities registered under the Securities Act of 1933, as amended, and entitle the holder of the Right, in certain circumstances, to purchase from Delphi a unit consisting of one one-hundredth of a share of Series A Junior Preferred Stock, par value $0.10 per share (the “Series A Preferred Stock”), at an exercise price of $65 per Right, subject to adjustment in certain events.
On January 18, 2007, Delphi amended the Rights Agreement. Amendment No. 2 (the “Amendment”) to the Rights Agreement exempts the Plan Investors, and any assignee or transferee of the Plan Investors, from the definition of “Acquiring Person” as that term is defined in the Rights Agreement, solely as a result of transactions contemplated by the PSA, the EPCA and the Summary of Terms of Preferred Stock, so that the entry of the Plan Investors into the PSA and the EPCA and the consummation of the transactions contemplated by the PSA and the EPCA (as more fully described in Item 1.01 to this Current Report on Form 8-K) does not and will not trigger the Series A Preferred Stock purchase rights under the Rights Agreement

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 99(d) to this Current Report on Form 8-K and incorporated herein by reference.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; the Company’s ability to satisfy the terms and conditions of the Equity Purchase and Commitment Agreement; the Company’s ability to satisfy the terms and conditions of the Plan Framework Support Agreement (including the Company’s ability to achieve consensual agreements with GM and its U.S. labor unions on a timely basis that are acceptable to the Plan Investors in their sole discretion); risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Item 1. Business “Potential Divestitures, Consolidations and Wind-Downs” of the Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC including the risk factors in Part I. Item 1A. Risk Factors, contained therein. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to each of these constituencies. A plan of reorganization could result in holders of Delphi’s common stock receiving no distribution on account of their interest and cancellation of their interests. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Delphi’s common stock or other equity interests or any claims relating to prepetition liabilities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits. The following exhibits are being furnished as part of this report.

Exhibit
Number	Description
99(a)	Equity Purchase and Commitment Agreement, dated January 18, 2007 by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Dolce Investments LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC.

99(b)	Supplement to Equity Purchase and Commitment Agreement, dated January 18, 2007 by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Dolce Investments LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC.

99(c)	Amendment and Supplement to the Plan Framework Support Agreement, dated January 18, 2007 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, UBS Securities LLC and General Motors Corporation.

99(d)	Amendment No. 2, dated January 18, 2007 to the Rights Agreement, dated as of February 1, 1999 and amended on May 11, 2005 (the “Rights Agreement”), by and between Delphi and The Bank of New York, successor in interest to Equiserve Trust Company, successor in interest to BankBoston, N.A., as rights agent.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: January 23, 2007
By: /s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Restructuring Officer

Exhibit Index

Exhibit
Number	Description
99(a)	Equity Purchase and Commitment Agreement, dated January 18, 2007 by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Dolce Investments LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC.

99(b)	Supplement to Equity Purchase and Commitment Agreement, dated January 18, 2007 by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Dolce Investments LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC.

99(c)	Amendment and Supplement to the Plan Framework Support Agreement, dated January 18, 2007 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, UBS Securities LLC and General Motors Corporation.

99(d)	Amendment No. 2, dated January 18, 2007 to the Rights Agreement, dated as of February 1, 1999 and amended on May 11, 2005 (the “Rights Agreement”), by and between Delphi and The Bank of New York, successor in interest to Equiserve Trust Company, successor in interest to BankBoston, N.A., as rights agent.